Exhibit 99.1

Transocean Ltd. Announces $161 Million in Contract Extensions and Exercised Options for Harsh Environment Semisubmersibles

STEINHAUSEN, Switzerland—June 4, 2024—Transocean Ltd. (NYSE: RIG) (“Transocean”) today announced contract fixtures for three of its harsh environment semisubmersibles. Together, the fixtures represent approximately $161 million in firm contract backlog.

In Norway, Transocean Spitsbergen was awarded a three-well contract extension with Equinor. The program is expected to commence in the fourth quarter of 2025 in direct continuation of the rig’s current program and contribute approximately $72 million in backlog, excluding additional services. The extension also includes options for up to six additional wells.

Transocean Norge was awarded a three-well contract extension with Wintershall Dea. The estimated 140-day program is expected to commence in the first quarter of 2028 in direct continuation of the rig’s current program and contribute approximately $71 million in backlog, excluding additional services.

In Australia, Woodside exercised its second option for the Transocean Endurance. The estimated 45-day well is expected to commence in direct continuation of the rig’s current program and contribute approximately $18 million in backlog.

“These fixtures are emblematic of the continued strength of the high-specification harsh environment market,” said Jeremy Thigpen, Transocean’s Chief Executive Officer. “Our customers are contracting rigs up to four years in advance, reinforcing our confidence in the strength and longevity of this upcycle.”

About Transocean

Transocean is a leading international provider of offshore contract drilling services for oil and gas wells. Transocean specializes in technically demanding sectors of the global offshore drilling business with a particular focus on deepwater and harsh environment drilling services and operates the highest specification floating drilling fleet in the world.

Transocean owns or has partial ownership interests in and operates a fleet of 36 mobile offshore drilling units, consisting of 28 ultra-deepwater floaters and eight harsh environment floaters. In addition, Transocean is constructing one ultra-deepwater drillship.

Forward-Looking Statements

The statements described herein that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements could contain words such as "possible," "intend," "will," "if," "expect," or other similar expressions. Forward-looking statements are based on management’s current expectations and assumptions, and are subject to inherent uncertainties, risks and changes in circumstances that are beyond our control, and many cases, cannot be predicted. As a result, actual results could differ materially from those indicated by these forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, estimated duration of customer contracts, contract dayrate amounts, future contract commencement dates and locations, planned shipyard projects and other out-of-

service time, sales of drilling units, the cost and timing of mobilizations and reactivations, operating hazards and delays, risks associated with international operations, actions by customers and other third parties, the fluctuation of current and future prices of oil and gas, the global and regional supply and demand for oil and gas, the intention to scrap certain drilling rigs, the effects of the spread of and mitigation efforts by governments, businesses and individuals related to contagious illnesses, and other factors, including those and other risks discussed in the company's most recent Annual Report on Form 10-K for the year ended December 31, 2023, and in the company's other filings with the SEC, which are available free of charge on the SEC's website at: www.sec.gov. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated. All subsequent written and oral forward-looking statements attributable to us or to persons acting on our behalf are expressly qualified in their entirety by reference to these risks and uncertainties. You should not place undue reliance on forward-looking statements. Each forward-looking statement speaks only as of the date of the particular statement. We expressly disclaim any obligations or undertaking to release publicly any updates or revisions to any forward-looking statement to reflect any change in our expectations or beliefs with regard to the statement or any change in events, conditions or circumstances on which any forward-looking statement is based, except as required by law. All non-GAAP financial measure reconciliations to the most comparative GAAP measure are displayed in quantitative schedules on the company’s website at: www.deepwater.com.

This press release, or referenced documents, do not constitute an offer to sell, or a solicitation of an offer to buy, any securities, and do not constitute an offering prospectus within the meaning of the Swiss Financial Services Act (“FinSA”) or advertising within the meaning of the FinSA. Investors must rely on their own evaluation of Transocean and its securities, including the merits and risks involved. Nothing contained herein is, or shall be relied on as, a promise or representation as to the future performance of Transocean.

Analyst Contact:

Alison Johnson

+1 713-232-7214

Media Contact:

Pam Easton

+1 713-232-7647